SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 10, 2002

Date of Report

ENHERENT CORP.

Exact Name of Registrant as Specified in Charter)

Commission File Number 0-23315

Delaware	13–3914972

State or other jurisdiction	IRS Employer Identification
of Incorporation	No.

12300 Ford Rd., Suite 450
Dallas, Texas 75234
Address of Principal Executive Offices

(972) 243-8345
Registrant’s telephone number, including area code

Item 5.    Other Events.

                On September 10, 2002, enherent Corp. (the “Registrant”) announced that Robert D. Merkl was named Chairman, President and Chief Executive Officer effective immediately.  Prior to September 10, 2002, Mr. Merkl was President and Chief Operating Officer for enherent Corp.  Mr. Merkl is also a Director of the Registrant.

                The Registrant also announced that Dan S. Woodward, former Chairman and Chief Executive Officer was leaving the company to pursue other interests.  Mr. Woodward will continue to serve as a Director of the Registrant.  Attached hereto as Exhibit 99.1 is a Press Release of the Registrant with respect to the foregoing, which Press Release is incorporated by reference herein, and the foregoing is qualified in its entirety thereby.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date:	September 10, 2002	By: /s/ Robert D. Merkl
Robert D. Merkl
Chairman, President and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Registrant, dated September 10, 2002.